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                                                                       EXHIBIT 5
                                  BRIGGS AND MORGAN
                               PROFESSIONAL ASSOCIATION
                                   2400 IDS CENTER
                                MINNEAPOLIS, MN  55402
                                    (612) 334-8400


                                    June 13, 1997

Writer's Direct Dial Number:
(612) 334-8489



Michigan Brewery, Inc.
550 South Wisconsin Avenue
Gaylord, Michigan  49735

    RE:  MICHIGAN BREWERY, INC.
         1996 STOCK OPTION PLAN
         REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

    In connection with the proposed issuance of 600,000 shares of common stock, $.01 par value (the "Shares"), of Michigan Brewery, Inc. (the "Company") to be issued upon exercise of options granted under the Company's 1996 Stock Option Plan (the "Plan") and registered with the Securities and Exchange Commission on Form S-8, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion the Shares have been duly authorized by the Company and when duly executed and authenticated and paid for and delivered in accordance with the terms of the Plan referred to above, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                  Very truly yours,

                                  BRIGGS AND MORGAN,
                                  Professional Association


                                  By   /s/ Christopher C. Cleveland
                                       -----------------------------------
                                           Christopher C. Cleveland